Exhibit 11.1

                      DIALOGIC CORPORATION AND SUBSIDIARIES

                         CALCULATION OF INCOME PER SHARE
                    (In thousands, except per share amounts)



                                    Three Months Ended          Six Months Ended
                                      June 30, 1996               June 30, 1996

Income applicable to shares used in
    calculation of income per share     $ 4,566                        $ 15,178
                                         ======                         =======

Shares used in calculation of income per share:
Weighted average shares outstanding      15,601                           15,557
Dilutive effect of stock options after
    application of treasury stock method    888                              812

Number of shares used in calculation
           of income per share           16,489                           16,369
                                         ======                           ======


Income per share                      $    0.28                        $    0.93
                                       --------                         --------




                                       E-1

                                                                   Exhibit 11.2
                      DIALOGIC CORPORATION AND SUBSIDIARIES

                         CALCULATION OF INCOME PER SHARE
                    (In thousands, except per share amounts)



                                          Three Months Ended    Six Months Ended
                                              June 30, 1995         June 30,1995
Income applicable to shares used in
    calculation of income per share           $  4,014             $  6,064
                                                 =====             ========

Shares used in calculation of income per share:
Weighted average shares outstanding             15,337               15,275
Dilutive effect of stock options after
    application of treasury stock method           666                  717

Number of shares used in calculation             _____                _____
           of income per share                  16,003               15,992
                                                ======               ======

       Income per share                       $   0.25              $  0.38
                                               -------              -------


                                       E-2


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